SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K



                                 CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(d)
                                     OF THE
                         SECURITIES EXCHANGE ACT OF 1934




         Date of Report (Date of earliest event reported): MAY 24, 1999
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                        ALL AMERICAN SEMICONDUCTOR, INC.
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             (Exact name of registrant as specified in its charter)



                                    DELAWARE
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                 (State or other jurisdiction of incorporation)




        0-16207                                                59-2814714
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(Commission File Number)                                    (I.R.S. Employer
                                                            Identification No.)




16115 N.W. 52ND AVENUE, MIAMI, FLORIDA                                     33014
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(Address of principal executive offices)                              (Zip Code)


Registrant's telephone number, including area code: (305) 621-8282
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                                       N/A
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          (Former name or former address, if changed since last report)

ITEM 5.  OTHER EVENTS.

         On May 24, 1999, All American Semiconductor, Inc. (the "Company") announced that the Company's Board of Directors has authorized the repurchase of up to $2 million in purchase price of the Company's common stock, $.01 par value ("Common Stock"). The stock repurchases may, at the discretion of the Company's management, be made from time to time at prevailing prices in the open market or through privately negotiated transactions. The Company's management will base its decision on market conditions, the price of the Common Stock and other factors. The Company intends to make such stock repurchases using available cash flow from operations and/or available borrowings under its credit facility. Any shares of Common Stock repurchased will be available for reissuance in connection with the Company's Employees', Officers', Directors' Stock Option Plan or for other corporate purposes. Notwithstanding the adoption of the stock repurchase program, there can be no assurance that the Company will repurchase any or all of the Common Stock contemplated to be repurchased under such program or as to the timing thereof.


ITEM 7.           FINANCIAL STATEMENTS AND EXHIBITS.

         (c)      Exhibits

                  Exhibit No.               Exhibit Description
                  -----------               -------------------

                     99                     Press release dated
                                            May 24, 1999.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                        ALL AMERICAN SEMICONDUCTOR, INC.


Date: May 24, 1999                       By: /s/ Howard L. Flanders
                                            ------------------------------------
                                            Howard L. Flanders
                                            Executive Vice President and
                                            Chief Financial Officer